UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 28, 2007

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On August 8, 2007, Smurfit-Stone Container Corporation (the “Company”) announced that Smurfit-Stone Container Enterprises, Inc. (the “Seller”), a Delaware corporation and wholly owned subsidiary of the Company, and Georgia-Pacific Brewton LLC, a Delaware limited liability company (the “Buyer”) and Georgia-Pacific LLC, a Delaware limited liability company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) dated as of August 8, 2007, pursuant to which the Seller agreed to sell to the Buyer its mill located in Brewton, Alabama that manufactures and sells white-top linerboard and solid bleached sulfate (the “Business”), and the assets and properties primarily relating to the Business (the “Purchased Assets”).   Pursuant to the Purchase Agreement, the Buyer agreed to pay to the Seller $355 million in cash, subject to certain closing and post-closing adjustments as provided in the Purchase Agreement, and to assume certain liabilities relating to the Business and the Purchased Assets.  On September 28, 2007, the Company issued a press release announcing the closing of the sale to the Buyer of the Purchased Assets and properties relating to the Business pursuant to the Purchase Agreement.  A copy of the Company’s press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2007

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Senior Vice President, Secretary, and General Counsel